Exhibit 10.1

KEYPATH EDUCATION INTERNATIONAL, INC.

2021 EQUITY INCENTIVE PLAN

The Board of Directors (the “Board”) of Keypath Education International, Inc. (the “Company”) has adopted this 2021 Equity Incentive Plan (as amended, the “Plan”) to promote the financial interests of the Company by providing a means by which current and prospective managers, officers, employees, consultants and advisors of the Company and its Affiliates can acquire an equity interest in the Company or be paid incentive compensation measured by the value of the Company’s Common Stock.

1. Term. The Plan shall continue in effect from the Effective Date through and including the tenth (10th) anniversary of the Effective Date, unless the Board terminates the Plan prior to such date in accordance with Section 8. No Awards may be granted under the Plan after the termination or expiration of the Plan. However, any Awards that, by their terms, remain outstanding as of the termination or expiration of the Plan shall remain outstanding and in full force and effect, and the terms and conditions of the Plan shall survive its termination or expiration and continue to apply to any such Awards.

2. Application of the Listing Rules. While the Listing Rules apply to the Company:

(a) Notwithstanding any other provisions of the Plan, no Award may be offered under the Plan if to do so would contravene the Listing Rules or instruments of relief issued by the Australian Securities and Investments Commission from time to time relating to employee incentive schemes which the Company is relying on.

(b) Notwithstanding any other provision of the Plan, Awards, Common Stock and CDIs must not be issued, acquired, transferred or otherwise dealt with under the Plan if to do so would contravene the Listing Rules.

(c) The rights of Participants in respect of any Award may be amended by the Board, without the consent of the Participant, and the Board may take any steps it deems prudent or necessary to comply with the Listing Rules.

3. Administration.

(a) The Board shall administer the Plan. Unless otherwise expressly provided in the applicable governing documents of the Company, the acts of a majority of the members present at any meeting of the Board at which a quorum is present, or acts approved in writing by all of the members of the Board, shall be deemed the acts of the Board.

(b) Subject to the provisions of the Plan and applicable law, the Board shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Board by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, CDIs, other securities, other Awards or other property; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Board shall deem appropriate for the proper administration of the Plan; (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c) The Board may delegate to the Committee, and/or one or more officers of the Company or of any Affiliate, the authority to act on behalf of the Board with respect to any matter, right, obligation or election that is the responsibility of, or that is allocated to, the Board in the Plan and that may be so delegated as a matter of law.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be made in the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder of the Company; provided that, the Committee shall have the authority to make recommendations to the Board with respect to any of the designations, determinations, interpretations, decisions and other express powers and authorizations conferred on the Board by this Plan including, but not limited to, the grants of Awards to Eligible Persons.

(e) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Board under the Plan.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may only grant Awards exempt from Section 409A for the three (3) year period commencing with the Effective Date.

4. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) The Board may grant Awards to any Eligible Person. An Eligible Person may be granted more than one Award under the Plan, and Awards may be granted at any time or times prior to the termination or expiration of the Plan.

(b) The number of shares of Common Stock that are available for Awards under the Plan will not include any shares of Common Stock tendered to the Company by a Participant in payment of any Exercise Price or tax obligations. The number of shares of Common Stock that are available for Awards under the Plan will include any shares of Common Stock relating to any Awards under the Plan that have been forfeited, cancelled, expired unexercised or settled in cash.

(c) Shares of Common Stock delivered by the Company in settlement of Awards may be issued by the Company from (i) authorized and unissued shares, (ii) shares held in treasury by the Company, (iii) shares purchased by the Company on the open market or by private purchase, or (iv) any combination of the foregoing.

(d) Awards may, in the sole discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). If the Board determines that Substitute Awards are to be granted under the Plan, the number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

5. Awards.

(a) Options.

(i) Generally. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 5(a), and to such other conditions as may be reflected in the applicable Award agreement or the Plan. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. In the case of an Incentive Stock Option, the terms and conditions of such Award shall be subject to, and comply with such rules as may be prescribed under, Section 422 of the Code. If, for any reason, all or any portion of an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option, then, to the extent of such disqualification, such Option shall be regarded as a Nonqualified Stock Option granted under the Plan.

(ii) Exercise Price. Except as otherwise provided by the Board in the case of Substitute Awards, the exercise price (the “Exercise Price”) per share of Common Stock to be issued pursuant to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock as of the Date of Grant.

(iii) Vesting and Expiration. Options granted under the Plan shall (A) vest and become exercisable in such manner and on such date or dates, and (B) expire after such period, not to exceed ten (10) years from the Date of Grant (the “Option Period”), as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate. Notwithstanding any vesting dates set forth in an Award agreement, the Board may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability. Unless otherwise provided in an Award agreement, the unvested portion of an Option shall expire upon termination of employment or service of the Participant to whom the Option was granted. Unless otherwise provided in an Award agreement or by the Board, the vested portion of such Option shall be subject to the following terms:

(1) if such Participant’s employment or service is terminated by reason of such Participant’s death or Disability, then, subject to the terms of Section 6, the portion of such Option that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) the first anniversary of the effective date of termination, and (y) the expiration of the Option Period,

(2) if such Participant’s employment or service is terminated by the Company without Cause then, subject to the terms of Section 7, the portion of such Option that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) ninety (90) days following the effective date of termination, and (y) the expiration of the Option Period, and

(3) if such Participant’s employment or service is terminated for any reason other than as set forth above, including by the Company for Cause or by such Participant for any reason (other than death or Disability), then the portion of such Option that was vested as of the effective date of termination shall automatically expire upon the effective date of termination.

(iv) Method of Exercise and Form of Payment. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable in cash, or, to the extent permitted by the Board and applicable law, (A) promissory notes and/or shares of Common Stock having a value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Board, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Common Stock are not subject to any pledge or other security interest, (B) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised (or in the case of a public market, uses a broker-assisted cashless exercise of) that number of shares of Common Stock having a value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised, or (C) by such other method as the Board may permit in accordance with applicable law. Any fractional shares of Common Stock shall be settled in cash.

(v) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such shares of Common Stock before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Board and in accordance with procedures established by the Board, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(vi) Any Option designated as an Incentive Stock Option shall not constitute an Incentive Stock Option to the extent such Option is for shares of Common Stock having an aggregate Fair Market Value (as of the Date of Grant) in excess of $100,000, determined as of the date such Option is exercisable for the first time by such Participant during any year and in accordance with the provisions of Section 422 of the Code.

(b) Stock Appreciation Rights.

(i) Generally. Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 5(b), and to such other conditions as may be reflected in the applicable Award agreement.

(ii) Strike Price. Except as otherwise provided by the Board in the case of Substitute Awards, the strike price (the “Strike Price”) per share of Common Stock for each SAR shall not be less than the Fair Market Value of a share of Common Stock as of the Date of Grant; provided that, in the case of a SAR granted in tandem with an Option, the Strike Price shall not be less than the Exercise Price of the related Option.

(iii) Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (A) vest and become exercisable in such manner and on such date or dates, and (B) expire after such period, not to exceed ten (10) years from the Date of Grant (the “SAR Period”), in each case, as set forth in an Award agreement. Notwithstanding any vesting dates set by the Board in the Award agreement, the Board may, in its sole discretion, accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. Unless otherwise provided in an Award agreement, the unvested portion of a SAR shall expire upon termination of employment or service of the Participant to whom the SAR was granted. Unless otherwise provided in an Award agreement or the Board, the vested portion of such SAR shall be subject to the following terms:

(1) if such Participant’s employment or service is terminated by reason of such Participant’s death or Disability, then, subject to the terms of Section 7, the portion of such SAR that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) the first anniversary of the effective date of termination, and (y) the expiration of the SAR Period,

(2) if such Participant’s employment or service is terminated by the Company without Cause then, subject to the terms of Section 7, the portion of such SAR that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) ninety (90) days following the effective date of termination, and (y) the expiration of the SAR Period, and

(3) if such Participant’s employment or service is terminated for any reason other than as set forth above, including by the Company for Cause or by such Participant for any reason (other than death or Disability), then the portion of such SAR that was vested as of the effective date of termination shall automatically expire upon the effective date of termination.

(iv) Method of Exercise and Form of Payment. SARs that have become exercisable may be exercised by delivery of written notice of exercise to the Company in accordance with the terms of the Award, specifying the number of shares subject to the SARs to be exercised. Upon the exercise of any SARs, the Company shall pay to the Participant an amount equal to the number of shares subject to the SARs that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Unless otherwise provided in an Award agreement, the Company may pay such amount in cash, in shares of Common Stock with a value equal to such amount, or any combination thereof, as determined by the Board. Any fractional shares of Common Stock shall be settled in cash.

(c) Restricted Stock and Restricted Stock Units.

(i) Generally. Each grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 5(c) and to such other conditions as may be reflected in the applicable Award agreement. The Company, in its sole discretion, shall either (a) credit Restricted Stock to a Participant in a book entry on the records kept by the Company’s stockholder record keeper, or (b) cause to be issued certificates for Restricted Stock. To the extent Restricted Stock is credited pursuant to clause (a) of the preceding sentence, then any outstanding Restricted Stock shall be subject to restrictions on transfer until, and to the extent, such Restricted Stock becomes unrestricted shares subject to applicable law.

(ii) Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, unless otherwise determined by the Board in accordance with this Section 5(c), a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Board determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Board may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Board, if applicable, and (B) an appropriate stock power (endorsed in blank) satisfactory to the Board with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Board, the Award shall be null and void. Subject to the restrictions set forth in this Section 5(c), and unless otherwise set forth in an applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock (to the extent such Restricted Stock expressly conveys the right to vote) and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, all rights of the Participant to such shares and as a stockholder with respect thereto (and any withheld and accumulated dividends thereon) shall terminate automatically, without further obligation on the part of the Company, and the Participant shall return to the Company promptly any stock certificates issued to the Participant evidencing such shares.

(iii) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided in an Award agreement, and the unvested portion of any Award of Restricted Stock and Restricted Stock Units shall terminate and be forfeited automatically upon termination of employment or service of the Participant.

(iv) Delivery of Restricted Stock; Settlement of Restricted Stock Units.

(1) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one or more stock certificates evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Except as provided in an Award agreement, dividends on Restricted Stock shall accumulate and be withheld until the restrictions on such Restricted Stock lapse at the end of such Restricted Period. Dividends, if any, that may have been withheld by the Company and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Board, in shares of Common Stock having a Fair Market Value as of the date on which the Restricted Period expired equal to the amount of such dividends, upon the release of restrictions on such share and, if any such share of Restricted Stock is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Board in the applicable Award agreement).

(2) Unless otherwise provided in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Company may, as determined by the Board, in its sole discretion, (x) pay cash, or part cash and part shares of Common Stock, in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (y) defer the delivery of shares of Common Stock (or cash, or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period, if such delivery would result in a violation of applicable law, until such time as such payment or delivery would no longer result in a violation of applicable law. If, in settling any Restricted Stock Units, a cash payment is made in lieu of delivering any shares of Common Stock, the amount of such cash payment shall be equal to the Fair Market Value of the corresponding shares of Common Stock as of the date on which the Restricted Period expired. The Board may, but is not obligated to, grant dividend equivalents in respect of Restricted Stock Units awarded on such terms and conditions as the Board determines.

(v) Legends on Restricted Stock. As determined by the Board, in its sole discretion, each certificate representing shares of Restricted Stock awarded under the Plan shall bear a legend in the form and containing such information as the Board determines appropriate until the lapse of all restrictions with respect to such shares of Restricted Stock.

(d) Stock Bonus Awards. The Board may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Board shall determine, in its sole discretion. Each stock bonus award granted under the Plan shall be subject to such conditions as may be reflected in the applicable Award agreement.

6. 280G. If any payment or right accruing to a Participant under this Plan (without the application of this provision) either alone or together with other payments or rights accruing to the Participant from the Company and its Affiliates would constitute an “excess parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent expressly provided otherwise in an Award agreement or any other written agreement to which the Participant and the Company or any of its subsidiaries are bound that explicitly provides for an alternate treatment of payments or rights that would constitute “excess parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Board, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate with the Board in making such determination and providing information that the Board determines is necessary or appropriate for these purposes.

7. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (i) any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (ii) unusual or nonrecurring events (including a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate, then the Board shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limitations under Section 4 of the Plan) and (B) the terms of any outstanding Award, including (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) the performance conditions with respect to any Award (including applicable thresholds);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(iii) canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Board (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Board) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of FASB Accounting Standards Codification Topic 718) or any successor rule, the Board shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 7(a) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 7(a) shall be made in a manner that does not adversely affect the exemption under Section 409A, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes; and

(iv) without limiting any of the provisions above in this Section 7(a), making any other adjustments to Awards in accordance with, or required by, the Listing Rules.

(b) Effect of Change in Control. The effect, if any, of a Change in Control on any Awards outstanding at the time immediately prior to such Change in Control will be as specifically set forth in the corresponding Award agreement, or if no such treatment is specified, then such outstanding Awards shall be subject to any agreement of purchase, merger or reorganization that effects such Change in Control, which agreement shall provide for treatment of such Awards.

(c) No Effect on Authority of the Board or Stockholders. The existence of this Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

8. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that (except as provided above with respect to adjustments by the Board under Section 7) any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, the Board may amend the Plan, without the consent of any Participant to remedy a violation or potential violation of Code Section 409A or applicable law.

(b) Amendment of Award Agreements. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that, without stockholder approval as may be required by applicable law or the rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, except as otherwise permitted under Section 7, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, increase the period of exercise of any Option, or increase the number of underlying Common Stock received upon the exercise of an Option, (ii) the Board may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Board may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. No such approval will be required for the items in this Section 8(b)(i) through and including (iii) if stockholder approval is not required by applicable law or such rules.

9. Definitions. In addition to the capitalized terms defined throughout the Plan, the following capitalized terms shall have the corresponding meanings set forth in this Section 9:

(a) “Affiliate” means any parent or direct or indirect subsidiary of the Company; provided that, with respect to Incentive Stock Options, the term shall only mean “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f) of the Code; further provided that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent.”

(b) “ASX” means ASX Limited ACN 008 624 691, or the market it operates, as the context requires.

(c) “Award” means any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit or stock bonus Award granted under the Plan.

(d) “Beneficial Owner” has the meaning given to such term in Rule 13d-3 of the Exchange Act.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) material breach of his or her obligations under any agreement or arrangement entered into with the Company or its Affiliates (which remains uncured (to the extent the Board reasonably determines curable) for at least ten (10) days following notice of such breach); (B) gross negligence or willful misconduct in the performance of or non-performance of his or her duties to the Company or its Affiliates; (C) breach of any of the Company’s or its Affiliates’ written policies or procedures in each case in any respect which causes or is reasonably expected to cause harm to the Company or any Affiliate; (D) commission, indictment, formal charge, or conviction of (or plea of guilty or nolo contendere to) a felony or a crime of moral turpitude (or the procedural equivalent of the foregoing); (E) commission of an act involving deceit, fraud, perjury or embezzlement involving the Company or its Affiliates or any client, customer, supplier or business relationship of the Company or any Affiliate; (F) repeatedly being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) which inhibits the performance of such Participant’s duties to the Company or its Affiliates, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of his or her duties to the Company or its Affiliates; or (G) failure to follow lawful directives of the Participant’s supervisor, which failure remains uncured (to the extent the Board reasonably determines curable) for at least ten (10) days following initial notice of such failure. Any rights to cure that are expressly described in this definition will only be afforded for the initial occurrence of any purported grounds of Cause and the Participant will not have any right (unless the Board otherwise determines) to cure such purported grounds. Except with respect to any member of the Board (in which case such member shall recuse himself/herself), any determination of whether Cause exists shall be made by the Board in its sole discretion.

(f) “CDI” means CHESS depositary interests (or any successor securities) over Common Stock, as defined by the operating rules of the settlement facility provided by ASX Settlement Pty Limited ACN 008 504 532.

(g) “CDN” means CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (or any successor entity).

(h) “Change in Control” means (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, (ii) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of the Company, (iii) the merger or consolidation of the Company with another Person, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding equity securities of the Company, immediately prior to such transaction, are no longer, in the aggregate, the Beneficial Owners, directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Change in Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means the People, Performance and Culture Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board.

(k) “Common Stock” means the Company’s common stock, as in effect from time to time. An Award agreement may designate the Common Stock that is subject to an Award. Unless otherwise expressly determined by the Board in an Award agreement (or other authorized writing), Awards hereunder shall be on common stock having no voting rights (and as a condition to the receipt, retention, vesting or grant of any Award, the Participant may be required to execute such documentation (including, without limitation, a voting proxy or similar arrangement) regarding the voting of any such Common Stock).

(l) “Continuous Service” means the uninterrupted service of a Participant with the Company or an Affiliate, whether as an employee, director, consultant or otherwise. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. A change in status from an employee of the Company to a consultant of an Affiliate or a director will not constitute an interruption of Continuous Service. The Board shall determine whether a Participant’s Continuous Service has been interrupted or terminated, and its determination shall be final and binding to the extent made in good faith.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Sections 422 and 409A of the Code, as applicable.

(n) “Deferred Consideration” means any cash or non-cash consideration received by the Company or the Company’s equityholders on a contingent, earnout or deferred basis upon the satisfaction of any payment conditions therefor. Determinations of Deferred Consideration shall be made by the Board and shall be final and binding to the extent made in good faith.

(o) “Disability” means (except as expressly provided in the Participant’s Award agreement, or in the case of Incentive Stock Options, in which case, Disability shall have the definition attributed to a permanent disability in Section 22(e)(3) of the Code) the Participant’s inability to perform the essential functions of such Participant’s service due to a medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that a Participant shall be deemed to have a Disability if he or she is determined to be totally disabled by the U.S. Social Security Administration.

(p) “Effective Date” means the date of the admission of the Company to, and the quotation of CDIs for trading on, the official list of ASX.

(q) “Eligible Person” means any (i) employee of the Company or any Affiliate; (ii) manager or Board member of the Company or any Affiliate; (iii) consultant or advisor to the Company or any Affiliate; or (iv) prospective employee, manager, officer, consultant or advisor who has accepted an offer of employment, engagement or consultancy from the Company or any Affiliate, and who would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or any Affiliate.

(r) “Equity Value” means the total cash, non-cash consideration, and Deferred Consideration received by the Company’s equityholders in connection with a Change in Control. For the avoidance of doubt, no consideration shall be considered for Equity Value purposes until such consideration is actually received by the Company’s equityholders (“received by” means released to and under the control of the Company’s equityholders). For purposes of determining Equity Value, the value of any non-cash consideration will be determined by the Board in good faith either before the consummation of the Change in Control or within ten (10) business days after the non-cash consideration is received by the Company or the equityholders as the case may be. Determinations of Equity Value shall be made by the Board and shall be final and binding to the extent made in good faith.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t) “Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as determined by the Board; provided that for purposes of setting an Exercise Price or Strike Price, as applicable, Fair Market Value will be determined in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5).

(u) “Incentive Stock Option” means an Option that is designated by the Board as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(v) “Listing Rules” means the listing rules of the financial market operated by ASX.

(w) “Nonqualified Stock Option” means an Option that is not designated by the Board as an Incentive Stock Option.

(x) “Option” means the option to purchase a share of Common Stock at the Exercise Price set forth in the applicable Award agreement, subject to the terms and conditions set forth in the applicable Award agreement.

(y) “Participant” means an Eligible Person who has been selected by the Board to participate in the Plan and to receive an Award.

(z) “Permitted Transferee” means, with respect to a Participant, (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (iv) any other transferee as may be approved either (A) by the Board or the Board in its sole discretion, or (B) as provided in the applicable Award agreement.

(aa) “Person” means any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

(bb) “Restricted Period” means the period of time determined by the Board during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(cc) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 5(c) of the Plan.

(dd) “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 4(b) of the Plan.

(ee) “SAR” means a stock appreciation right.

(ff) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(gg) “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

10. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto. This Plan and each Award agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award agreement, the terms and conditions of the Plan shall control.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary in accordance with Section 10(f) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Board may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, to a Permitted Transferee, subject to such rules as the Board may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan; provided that the Participant gives the Board advance written notice describing the terms and conditions of the proposed transfer, and the Board notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Board determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Board or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Board will permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions (or such lesser amount as required by law or applicable accounting standards). The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction (even if that rate exceeds the highest rate that may be applicable to the Participant) and that does not result in adverse accounting consequences.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company and any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Board may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt one or more subplans) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Board a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Board. The last such designation received by the Board shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Board prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse at the time of death or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant’s beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Board shall have the authority to disregard such designation and payments shall be made in accordance with applicable law.

(g) Termination of Employment/Service. Unless determined otherwise by the Board at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, manager or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, manager or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonqualified Stock Option on the day following the expiration of such three (3) month period.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person. The Board may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring Common Stock without a view to the distribution thereof. As a condition to receipt of rights as holder of shares of Common Stock, the Participant may be required by the Board to execute the stockholders agreement or such other arrangements as the Board reasonably determines.

(i) Government and Other Regulations/Limitations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Board shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Board reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Board may toll the exercise or settlement of an Award or any portion thereof if it reasonably determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable.

(j) Payments to Persons Other Than Participants. If the Board shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Board so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Board to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Plan is not subject to the federal Employee Retirement Income Security Act of 1974, as amended (ERISA).

(m) Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Board or the Board, other than himself or herself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on and Inurement to Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization of the Company.

(r) Incentive Stock Options Stockholder Approval. The Plan shall become effective on the Effective Date, provided, however, that no Incentive Stock Options shall be valid as an Incentive Stock Option unless and until the Plan has been or is approved by stockholders no later than the twelve (12) month anniversary of adoption by the Board in the manner provided under Section 424 and Treasury Regulations thereunder, and any Option awarded as an Incentive Stock Option prior to such stockholder approval shall be treated as a Nonqualified Stock Option. Nothing in this clause shall affect the validity of Awards granted after the Effective Date if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings; Interpretation. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to the Plan or Award agreement, as applicable, in its entirety and not to any particular provision thereof, (iv) all references to sections shall be construed to refer to sections of the Plan or Award agreement, as applicable, unless otherwise noted and (v) reference to “including” shall be deemed to mean “including, without limitation.”

(t) Other Agreements. Notwithstanding anything herein or in any Award agreement to the contrary, in no event will shares of Common Stock be delivered upon vesting, exercise or settlement of any Award granted under the Plan unless and until the Participant, as requested by the Board, executes a joinder (or similar arrangement) whereby such Participant will become bound by the terms and conditions set forth in the stockholders agreement as the Board determines, including with respect to drag-along obligations, rights of first refusal, voting agreements, lock-up agreements and other terms and conditions then applicable to the holders of the Company’s Common Stock. The Board may require that Participants execute in an Award agreement restrictive covenants (e.g., confidentiality, noncompetition, nonsolicitation, nondisparagement, etc.) as the Board determines in its sole discretion.

(u) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(v) Section 409A. The Plan and the Awards hereunder are intended to either comply with or be exempt from the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code. Each payment or benefit under the Plan shall constitute a separate payment for purposes of Section 409A of the Code.

(w) Offset. Any amounts owed to the Company or an Affiliate by a Participant of whatever nature may be offset by the Company from the value of any Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company (or its Affiliates) and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Affiliate. Any such offset or delay will be made in a manner that does violate Section 409A of the Code, as may be applicable.

(x) Data Privacy. Except as prohibited by applicable law (including, as applicable, foreign laws), the receipt by a Participant of an Award and the benefits thereunder may be conditioned on such Participant acknowledging and consenting to the collection, use and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in this Plan. The Board may, from time to time and at any time, require Participants to execute consents or similar agreements providing for such collection, use and transfer, in a manner consistent with applicable law (including, as applicable, foreign laws). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its subsidiaries and Affiliates, and details of all Awards, in each case, for the purpose of implementing, managing and administering this Plan and Awards (the “Data”). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in this Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of this Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, subject to applicable law (including, as applicable, foreign laws), each Participant authorizes and shall authorize upon request such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or its Affiliates, or the Participant, may elect to deposit any Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in this Plan. Subject to applicable law (including, as applicable, foreign laws), a Participant may, at any time, view the Data held by the Company or its Affiliates with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to such Participant or refuse or withdraw the consents set forth in the Award Agreement in writing, in any case without cost, by contacting his or her local human resources representative.

(y) Expiration. Awards may only be exercised in accordance with the terms of the applicable Award agreement and/or the Plan, and no Award will be automatically exercised, including in connection with the expiration thereof. Participants are required to exercise any Awards, subject to their terms, in a manner consistent with the terms of the Plan including this Section 10(y). Any Awards not so exercised will expire without being exercised or the payment of consideration or proceeds therefor. The Company and its Affiliates will not be obligated to notify Participants of Awards that are expiring and will have no liability for any Awards that expire unexercised.

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